UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2018

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Recreation Park Drive, Unit 108

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01	Regulation FD Disclosure

On May 30, 2018, Microbot Medical Inc. (the “Company”) issued a press release announcing that it will host its next periodic Townhall Meeting on Monday, June 4, 2018 at 9:00 a.m., Eastern Time.

For both “listen-only” participants and those participants who wish to ask question, the dial-in number is 888-312-3052 (U.S./Canada) or 719-325-2168 (international) and the Conference ID is 1926895. An accompanying video presentation may be accessed at the following address https://streaming.webcasts.com/starthere.jsp?ei=1195341&tp_key=d118cda96b or via the ‘Investors’ section, under ‘Presentations and Resources’ of the Company’s website at www.microbotmedical.com.

A replay of the ‘Townhall Meeting will be available for seven business days beginning about two hours after the conclusion of the live call, by dialing 888-203-1112 (U.S./Canada) or +1 719-457-0820 (international) and providing the Conference ID 8365949. An archived webcast will also be available and may be accessed in the ‘Investors’ section of the Company’s website at www.microbotmedical.com.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/Harel Gadot
Name:	Harel Gadot
Title:	Chairman, President and Chief Executive Officer

Date: May 30, 2018